SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 1, 2007 (May 25, 2007)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan	48168

(Address of principal executive offices)	(Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
Second Supplemental Indenture, dated as of May 25, 2007

ITEM 1.01. Entry into a Material Definitive Agreement.
     On May 25, 2007, HLI Operating Company, Inc. (“HLI”), an indirect subsidiary of Hayes Lemmerz International, Inc. (the “Company”) entered into a Second Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated June 3, 2003, as supplemented by the First Supplemental Indenture, dated as of June 9, 2003, among HLI, the Guarantors named therein, and U.S. Bank National Association, as trustee (the “Indenture”), governing the 10 1/2% Senior Notes due 2010 (the “Notes”) of HLI. As previously announced, HLI commenced a cash tender offer to repurchase all of its outstanding Notes and a solicitation of consents to amend the Indenture. As of May 21, 2007, HLI had received tenders and consents for approximately $154,178,000 in aggregate principal amount of the Notes, representing approximately 97% of the outstanding Notes. On May 30, 2007, HLI repurchased those Notes validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on May 21, 2007 (the “Consent Date”). The tender offer and consent solicitation remain open and are scheduled to expire at 11:59 p.m., New York City time, on Tuesday, June 5, 2007, unless extended or earlier terminated by HLI.
     The Supplemental Indenture effects amendments to the Indenture that result in the permanent elimination of certain restrictive covenants, certain conditions on defeasance, certain conditions on mergers, consolidations and sales of asset transactions and certain events of default in the Indenture and the Notes, including, among other things, covenants that limit the ability of the Company and HLI to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfers of all or substantially all of their property and assets. The Supplemental Indenture also permits notice of redemption of the Notes to occur on the same day. These amendments became operative on May 30, 2007, upon the repurchase by HLI of Notes validly tendered on or before the Consent Date.
     A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Forward Looking Statements
     The information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company and HLI to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company and HLI believe are reasonable but are not guarantees of future events and results. Actual future events and results of the Company and HLI may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s and HLI’s most recent Annual Report on Form 10-K and the Company’s and HLI’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company and HLI believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company and HLI cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company, HLI, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company and HLI undertake no duty or obligation to publicly update or revise the information contained in this report, although they may do so from time to time as they believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.
     You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the filings of the Company and HLI with the SEC at www.sec.gov, many of which are beyond the control of the Company and HLI, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley

Patrick C. Cauley
Vice President, General Counsel and Secretary
Dated: June 1, 2007
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.

By:	/s/ Patrick C. Cauley

Patrick C. Cauley
Vice President, General Counsel and Secretary
Dated: June 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of May 25, 2007, among HLI Operating Company, the Guarantors named therein, and U.S. Bank National Association.